FIRST AMENDMENT TO MANAGEMENT AGREEMENT
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                             WITH OPTION TO PURCHASE
                             -----------------------
                        (AL I - Emeritrust 25 Facilities)

     This First Amendment to Management Agreement with Option to Purchase (this "Amendment") is made this 22 day of March, 2001 by and among Emeritus Management LLC, a Washington limited liability company ("Emeritus Management"), Emeritus Management I LP, a Washington limited partnership ("Texas Manager;" together with Emeritus Management referred to herein as "Manager"), Emeritus Corporation, a Washington Corporation ("Emeritus), AL Investors LLC, a Delaware limited liability company ("AL Investors"), for itself and as sole managing member or sole managing member of the general partner of each of the Facility Entities set forth on Exhibit A to the Management Agreement (as hereinafter defined).


                                    Recitals
                                    --------

     A. Emeritus Management, Texas Manager, Emeritus, AL Investors, ESC I, L.P., a Washington limited partnership ("ESC"), and Emeritus Properties I, Inc., a Washington corporation ("EPI") entered into that certain Management Agreement with Option to Purchase (Emeritrust 25) dated December 30, 1998, pursuant to which, among other things, AL Investors and the Facility Entities engaged Manager to manage certain Facilities described therein (the "Management Agreement"). Pursuant to the terms of the Management Agreement, ESC and EPI have ceased to be Managers under the Management Agreement.

     B. The parties have agreed that it would be beneficial to restructure the Senior Loan (as defined in the Management Agreement) by, among other things, dividing the Senior Loan into three tranches, collateralizing a portion of the tranche known as "Tranche B" with certain property owned by AL Investors II LLC (the "AL II Additional Collateral Properties), amending the interest rate, and obtaining two 9-month conditional options to extend the term of the Senior Loan, all as more particularly set forth in the amendments to the Senior Loan (collectively, "the Senior Loan Restructure").

     C. As part of the Senior Loan Restructure and pursuant to Section 5 of the Promissory Note (Tranche C) executed in connection with the Senior Loan Restructure on or about the date hereof (the "Tranche C Note"), AL Investors has agreed to make certain principal payments to reduce the principal balance of Tranche C of the Senior Loan (the "Additional Principal Payments"). Pursuant to an amendment to the operating agreement of AL Investors, Daniel R. Baty has agreed to contribute the Additional Principal Payments to AL Investors in accordance with the terms and conditions contained therein.

     D. In connection with the Senior Loan Restructure and to take into account the Additional Principal Payments, the parties now desire to amend the Management Agreement on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of Ten and No/100 Dollars, the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     Defined Terms.  All terms capitalized herein but not defined shall have the
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     meanings  given  them  in  the  Management  Agreement.

     Accrued  Management  Fees.  From  the date hereof until January 1, 2002 (at
     -------------------------
which time paragraph 5 of this Agreement becomes effective), the last sentence of Section 7.2 is hereby deleted and replaced in its entirety with the following:

Notwithstanding anything to the contrary contained herein, any obligation of Owners to pay any Accrued Management Fee shall terminate automatically at the expiration of the Initial Term, and all Accrued Management Fees accrued as of that date shall be terminated and written off. In any event, any Accrued Management Fee shall be paid solely out of Operating Profit and neither the Facility Entities nor AL Investors shall have any liability to pay the Accrued Management Fee during the Initial Term or upon expiration or sooner termination of this Agreement from any other funds or by any Owner Deficit Contribution pursuant to Section 8.3.

     Definitions.  Exhibit  A  is  hereby  amended  as  follows:
     -----------

          3.1     Senior  Loan.  The  definition  of  "Senior  Loan"  is  hereby
                  ------------
deleted  and  replaced  in  its  entirety  with  the  following:

SENIOR LOAN: any indebtedness incurred by Owners which is secured by any mortgage, deed of trust and related security instruments against a Facility. Initially the Senior Loan is evidenced by that certain Loan Agreement between AL Investors (and the Facility Entities) and GMAC Commercial Mortgage Corporation dated on or about December 30, 1998, as amended by the First Amendment to Loan Agreement dated on or about the date of this First Amendment to the Management Agreement (the "Senior Loan Amendment"), including, without limitation, all interest increases and modifications contained therein (the "Initial Senior Loan"). It is expressly agreed that the Senior Loan includes the entirety of Tranches A, B & C as set forth in the Senior Loan Amendment.

          3.2     Deemed  Senior  Loan.  A  new  definition  shall  be  added as
                  --------------------
follows:

DEEMED SENIOR LOAN: The amount of the Senior Loan (i) without regard to the Additional Principal Payments and (ii) without regard to any proceeds from the sale of the AL II Additional Collateral Properties which are applied to reduce the Tranche B debt in accordance with the terms of the Senior Loan Amendment.

          3.3     Fixed  Operating  Expenses.  Effective  as of January 1, 2002,
                  --------------------------
subsection (a) of the definition of Fixed Operating Expenses is and shall be deleted in its entirety. Effective as of the date hereof, subsection (c) of the definition of Fixed Operating Expenses is amended to read in its entirety "the debt service on account of the Deemed Senior Loan". The parties hereby agree that the foregoing amendment is in part intended to and does modify the Management Agreement such that as to Tranche A of the Senior Loan (as defined in the Senior Loan Amendment), Manager will pay as part of Fixed Operating Expenses only the pay rate as set forth in Section 4 of the Amendment to Promissory Note (Tranches A & B) executed in connection with the Senior Loan Amendment and dated on or about the date of this First Amendment, until such time as the difference between the pay rate and the accrual rate (the "Deferred Interest") comes due and payable, at which time Manager will pay such Deferred Interest as part of Fixed Operating Expenses whether or not the First Extension Period is exercised. Notwithstanding the foregoing, Manager shall have the right to credit the amount of Deferred Interest it is required to pay hereunder by the amount (including any earned interest) then-contained in that certain escrow account established pursuant to the Escrow and Security Agreement by and between AL Investors and GMAC, dated on or about the date hereof, and AL Investors agrees that it will use the amount contained therein to pay all or a portion of the balance of the Deferred Interest due.

     For purposes of clarification, the parties agree that the net effect of this paragraph 3.3 will be to calculate Operating Profit and Operating Deficit utilizing the definition of the Deemed Senior Loan, such that the calculation is based on interest expense accruing on the Deemed Senior Loan rather than the actual Senior Loan loan balance.

     Extension  of  Management  Agreement  and  Option  Term
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          4.1  Extension  of  Management Agreement.  Section 2.3 is hereby added
               -----------------------------------
to  the  Management  Agreement  as  follows:

          2.3 ADDITIONAL EXTENSION TERM. Under the Senior Loan Amendment, AL Investors is eligible for (i) a 9 month loan extension in accordance with the terms and conditions contained in Section 2.4 thereof (the "First Extension Period"), to be exercised no later than December 15, 2001 and (ii) at the end of the First Extension Period, one additional 9 month loan extension also in accordance with the terms and conditions contained in Section 2.5 thereof (the "Second Extension Period"), to be exercised no later than September 15, 2002. If AL Investors is entitled to exercise its extension rights under the terms of the Senior Loan Amendment , it hereby agrees that it will do so provided that Manager has elected to extend the term of the Management Agreement and has elected not to exercise the Purchase Option.

     If AL Investors is entitled to exercise its extension rights for the First Extension Period, Manager shall have the option to extend the term of the Management Agreement to make it co-terminous with the First Extension Period by giving written notice thereof to AL Investors on or before December 1, 2001, whereupon all of the terms and provisions of the Management Agreement (as modified by this Amendment) shall continue to be applicable throughout the extended term, including, without limitation, the obligation to fund Operating Deficits and the right to exercise the Purchase Option. If the Management Agreement is extended through the First Extension Period and AL Investors is entitled to exercise its extension rights for the Second Extension Period, Manager shall have the option to extend the Management Agreement to make it co-terminous with the Second Extension Period by giving written notice thereof to AL Investors on or before September 1, 2002, whereupon all of the terms and provisions of the Management Agreement (as modified by this Amendment) shall continue to be applicable throughout the extended term, including, without limitation, the obligation to fund Operating Deficits and the right to exercise the Purchase Option. If Manager elects to extend the Management Agreement in accordance with the provisions set forth above, and during any extension term the Management Agreement is terminated for any reason (other than the failure to qualify for extension rights under the Senior Loan Amendment), at Owner's election in its sole discretion Manager may be required to continue to provide management services for the Facilities for up to 90 days (until terminated by Owner upon not less than 30 days prior written notice) and the management fee payable during such period shall be 3% of Total Revenues from each Facility then managed.

     If (i) AL Investors is not eligible to exercise either of its extension rights under the Senior Loan Amendment (whether determined before or after the end of the then current term), or (ii) Manager does not elect to extend the Management Agreement pursuant to the terms of this section 2.3, then the Management Agreement shall automatically terminate upon the maturity date of the Senior Loan, but Owner shall be deemed to have notified Manager of its intent to extend beyond such maturity date pursuant and subject to the terms of to section
2.2 of the Management Agreement as modified herein. During the first 90 days of such extension Owner shall notify Manager of the duration of the extension and the Facilities to which such extension is applicable, which extension may be up to 12 months from the date of termination, subject to any earlier termination rights contained in the Management Agreement or this Amendment. The extension exercised pursuant to section 2.2 of the Management Agreement in accordance with this paragraph shall not be subject to the 90 day prior notice requirement contained in section 2.2 of the Management Agreement but shall be for a Management Fee of 5% of gross revenues as set forth in Section 2.2 and Manager shall not be obligated to fund Operating Deficits during such period.

          4.2     Extension  of  Purchase Option.  The first sentence of Section
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13.2  of the Management Agreement is hereby deleted and replaced in its entirety with  the  following:

The  Purchase  Option shall permit Emeritus to purchase the Meditrust Facilities
(a) at any time during the Initial Term but not later than the last day of the Initial Term (which shall be December 31, 2001 unless the Management Agreement is sooner terminated by Owner), (b) if the Management Agreement is extended pursuant to the First Extension Period, at any time prior to the end of the First Extension Period, and (c) if the Management Agreement is extended pursuant to the Second Extension Period, at any time prior to the end of the Second Extension Period (as applicable, the "Purchase Option Expiration Date") provided the written notice of the exercise of the option is given by Emeritus to the Owners (a "Purchase Option Notice") (i) with respect to an exercise under subsection (a) above, on or before December 12, 2001, (ii) with respect to an exercise under subsection (b) above, on or before September 12, 2002, or (iii) with respect to an exercise under subsection (c) above, on or before May 1, 2003.

     4.3     Place  and  Time  of  Closing.  Section  13.6 is hereby deleted and
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replaced  in  its  entirety  with  the  following:

          13.6.     Place  and  Time  of  Closing.  If  the  Purchase  Option is
                    -----------------------------
exercised, the closing shall occur and the Deed for each Meditrust Facility shall be delivered to Title Company (the "Closing") pursuant to escrow closing arrangements reasonably satisfactory to Owners and Manager at 12:00 o'clock noon (P.S.T.) no later than the applicable Purchase Option Expiration Date (the "Time of Closing"). It is agreed that time is of the essence of this Purchase Option. Notwithstanding the foregoing, Owner shall not unreasonably withhold its consent to Manager's request for a 30-day extension of such Closing Date provided that Manager deposits the equity funds required to close the Purchase Option into escrow and provides Owner with reasonable evidence of financing prior to the applicable Purchase Option Expiration Date, and reimburses Owner for any additional costs incurred by such extension.

     Management  Fee.  Effective  as  of  January  1,  2002,  Section  7  of the
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Management  Agreement  shall  be  deleted  and replaced in its entirety with the
     ---
following:

          7.1 BASE MANAGEMENT FEE. Manager shall be entitled to pay itself from the Agency Account on the 4th day of each month (i) a management fee of 3% of the Total Revenues from all Facilities in the aggregate subject to this Agreement ("Base Management Fee"), together with (ii) any Accrued Base Management Fee (as hereinafter defined), which amount shall be paid on a monthly basis from Operating Profit earned by the Facilities during the previous month. If there is insufficient Operating Profit during any month to pay the Base Management Fee, the unpaid portion shall accrue (the "Accrued Base Management Fee"), shall be added to any accrued amounts for prior months commencing January 1, 2002, and shall be payable as set forth above.

          7.2 ADDITIONAL MANAGEMENT FEE. Any Operating Profit in excess of the Base Management Fee and any Accrued Base Management Fee at the end of each month shall be paid 50% to Manager and 50% to Owners until Manager has received
(i) an additional management fee of 4% of Total Revenues from all Facilities in the aggregate subject to this Agreement (the "Additional Management Fee") plus
(ii) any Accrued Additional Management Fee (as hereinafter defined). If there is insufficient Operating Profit after payment of the Base Management Fee and Accrued Base Management Fee during any month to pay the Additional Management Fee, the unpaid portion shall accrue and be added to any accrued amounts for prior months commencing January 1, 2002 (the "Accrued Additional Management Fee"). The Base Management Fee, any Accrued Base Management Fee, the Additional Management Fee and any Accrued Additional Management Fee are sometimes referred to herein as the "Management Fee".

          7.3 TERMINATION. Any Accrued Base Management Fee and Accrued Additional Management Fee shall be paid solely out of Operating Profit and not from any other funds or by any Owner's Deficit Contribution pursuant to Section
8.3. Upon (i) the expiration of the Second Additional Extension Period; or (ii) the expiration of the First Additional Extension Period if the Second Additional Extension Period is not available for exercise; or (iii) the sooner expiration or termination of the Management Agreement for any reason whatsoever, all Accrued Additional Management Fees not then paid shall be written off in their entirety and Manager shall not be entitled to receive any such written-off amounts from future revenues of the Facilities or any other source whatsoever. Notwithstanding the foregoing, Owner shall continue to be liable for all Accrued Base Management Fees remaining unpaid after the date of such expiration or termination.

     Payment of Expenses and Management Fee.  From and after January 1, 2002, in
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     part  to  reflect  the  revised  Management  Fee  agreement as set forth in paragraph 5 above, Section 8.2 of the Management Agreement shall be deleted and replaced in its entirety with the following:

          8.2 EXPENDITURES. In accordance with the Annual Plan, except as otherwise approved by owners, Managers as agent for the Facility Entities are hereby authorized and directed to pay from the Agency Account for each Facility in the following order of priority such amounts and at such times as are required to pay the following expenditures:

               (a)     The  Operating  Expenses;

               (b) The Fixed Operating Expenses (as amended by the First Amendment to Management Agreement), except for such items as Owner has elected to pay directly; provided, however, that actual debt service on account of the
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Senior  Loan shall be paid to the holder of the Senior Loan, and interest on the
Additional Principal Payments and any AL II Additional Collateral Properties paydown (i.e. the difference between the Senior Loan and the Deemed Senior Loan) shall be paid monthly to AL Investors at the rate set forth in the Tranche C Note (i.e. Libor plus 4.50%).

               (c)     The  cost  of  Capital  Improvements  approved  by Owner;

               (d) The Base Management Fee and any Accrued Base Management Fee to the extent not written off in accordance with Section 7.3 above;

               (e) Any remaining Operating Profit shall be paid 50% to Manager and 50% to Owners until Manager has received the Additional Management Fee plus any Accrued Additional Management Fee for prior months to the extent not written off in accordance with Section 7.3 above.

               (f) Any remaining Cash Available for Distribution shall be paid to Owner.

     Any amounts due Owner shall be paid over to Owners as directed by Owners within twenty (20) days after the end of each calendar month during the term of this Agreement. Funds in the Agency Account shall not be utilized for any other purpose.

     Termination Rights.  Effective from and after January 1, 2001, new Sections
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     9.8,  9.9 and 9.10 will be and are hereby added to the Management Agreement as  follows:

     9.8 TERMINATION FOR FAILURE TO ACHIEVE FINANCIAL PERFORMANCE. Subject to Section 9.9 below, Owner may terminate this Agreement in its entirety at any time by written notice to Manager in the event that:

          (a) For the period from January 1, 2002 to June 30, 2002, Cash Available for Distribution actually distributed to Owner, together with interest payments on the Additional Principal Payments in accordance with Section 8.2(b), does not average at least $60,000 per month; or

          (b) For the period from July 1, 2002 to December 31, 2002, Cash Available for Distribution actually distributed to Owner, together with interest payments on the Additional Principal Payments in accordance with Section 8.2(b), does not average at least $90,000 per month; or

          (c) for any six month period ending after December 31, 2002, Cash Available for Distribution actually distributed to Owner, together with interest payments on the Additional Principal Payments in accordance with Section 8.2(b), does not average at least $90,000 per month.

     9.9 RIGHT TO CURE FAILURE TO ACHIEVE FINANCIALPERFORMANCE. Notwithstanding the provisions of Section 9.8 above, Manager shall have the right to voluntarily reduce the Base Management Fee and the Additional Management Fee, or defer payment of any Accrued Base Management Fee and the Accrued Additional Management Fee, in order to cause compliance with the distribution requirements set forth in Section 9.8 above. Any such reduction of a Base Management Fee or Additional Management Fee shall be added to the Accrued Additional Management Fee, as applicable, and shall be paid only in accordance with Section 7.2 and Section 8.2(e) above.

     9.10 TERMINATION FOR FAILURE TO MAKE CONTRIBUTION. Owner may terminate this Agreement in its entirety by written notice to Manager in the event that a cure amount is required to be paid under Section 4.12(b) of the Senior Loan Agreement, as amended by the Senior Loan Amendment (the "4.12(b) Cure Amount"), and Manager does not elect to pay (and thereafter pays) such 4.12(b) Cure Amount within the time frame required under the Senior Loan. It is understood that Manager is not required to pay the 4.12(b) Cure Amount, but in the event Manager elects to do so, the 4.12(b) Cure Amount paid by Manager shall be credited or applied as required under the Senior Loan Amendment and Manager shall have no right to reimbursement from Owners.

     Option  Price.  Exhibit B is hereby amended to reflect that for purposes of
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Exhibit  B only, the definition of "Senior Loan" shall be the Deemed Senior Loan
(i.e. the Senior Loan disregarding the Additional Principal Payments and disregarding any proceeds from the sale of the AL II Additional Collateral Properties which are applied to the Tranche B debt in accordance with the terms of the Senior Loan Amendment) and any interest payments distributed to AL Investors pursuant to Section 8.2(b) with respect to the Additional Principal Payments and any AL II Additional Collateral Properties paydown shall not be credited against the amount due to the holder of the Junior Loan under section
(c) of Exhibit B, or against the amount due to AL Investors under section (d) of Exhibit B. In addition, the Purchase Price shall be increased by the reimbursement  amount  due  as  more  particularly set forth in section 9 below.

     Payment  of Loan Restructure Fees.  The parties acknowledge that the Senior
     ---------------------------------
Loan Restructure will result in substantial benefit to all parties, but will also result in significant costs and fees, including, without limitation, extension fees and the Senior Lender's costs and expenses as set forth in paragraph 3 and paragraph 4 of the First Amendment to Loan Agreement to exercise the first and second extension options under the Loan Agreement, the extension option fee of $342,500 as set forth in section 2.7 of the First Amendment to Loan Agreement, title insurance fees, UCC search costs, the cost of obtaining the interest rate agreement pursuant to Section 4.24 of the Loan Agreement, attorneys fees and costs to AL Investors, Manager, and Senior Housing Partners I, L.P., and other reasonable out of pocket costs and expenses (the "Pooled Expenses"). Daniel R. Baty ("Baty") has agreed to initially fund such Pooled Expenses, subject to reimbursement as follows:

          (a) Upon Manager's exercise of the Purchase Option under the Management Agreement, the Purchase Price as set forth in Exhibit B shall be increased by 25% of the aggregate Pooled Expenses and Owner upon receipt of such amount shall promptly reimburse Baty for the Pooled Expenses to the extent of such amount.

          (b) Upon Manager's exercise of the Purchase Options under (i) that certain AL II Management Agreement with Option to Purchase (AL II- 14 Operating Facilities), dated March 26, 1999, as amended and segregated by Amendment to Management Agreement dated March 27, 2000, (ii) that certain Management Agreement with Option to Purchase (Teachers), dated March 27, 2000, and (iii) Management Agreement with Option to Purchase (AL II - 5 Development Facilities, dated March 25, 1999 (collectively the "AL II Management Agreements"), pursuant to the terms of which the Purchase Options under all three of the AL II Management Agreements must be exercised simultaneously, the aggregate Purchase Price under the Management Agreements thereunder shall be increased by 25% of the aggregate Pooled Expenses and the Owners thereunder upon receipt of such amount shall promptly reimburse Baty for the Pooled Expenses to the extent of such amount; provided, however, that if the Purchase Option as defined in the AL
             -----------------
II Management Agreements has been exercised and the purchase and sale transaction contemplated thereby has closed prior to incurring all or a portion of the Pooled Expenses in connection with the First Extension Period or the Second Extension Period (or both) which would otherwise be payable pursuant to this subsection 9(b), then 25% of the additional Pooled Expenses not then incurred but which would have been payable pursuant to this subsection 9(b) shall be payable by Manager out of 50% of his Management Fees as and when paid to Manager under this Management Agreement in addition to the portion paid by Manager pursuant to subsection 9(c) below.

          (c) Manager shall pay Baty 25% of the aggregate Pooled Expenses out of its Management Fees; provided, however, that such reimbursement shall be limited to 50% of Management Fees as and when paid to Manager under this Management Agreement.

     Conforming  Definitions.  Exhibit  A  is  hereby  amended  as  follows:

     10.1     Junior  Loan.  The definition of Junior Loan is hereby deleted and
              ------------
replaced in its entirety with the following: any indebtedness incurred by Owners which is secured by a mortgage, pledge, and related security instruments against, among other things, the membership interests of AL Investors in the Facility Entities. Initially, the Junior Loan is evidenced by that certain Loan Agreement among AL Investors (and the Facility Entities) and Senior Housing Partners I, L.P. dated on or about the same date hereof, as subsequently amended ("Initial Junior Loan").

     10.2     Operating  Period.  The  definition  of Operating Period is hereby
              -----------------
deleted and replaced in its entirety with the following: the period beginning with the Commencement Date and ending upon the expiration of the Initial Term and any extension term.

     10.3     Put  and  Purchase  Agreement  The  definition of Put and Purchase
              -----------------------------
Agreement is hereby deleted and replaced in its entirety with the following: that certain Put and Purchase Agreement dated December 30, 1998, as amended by First Amendment to Put and Purchase Agreement dated March 26, 1999, by Second Amendment to Put and Purchase Agreement dated on or about the date hereof and as may be subsequently amended.

     Notices.  All  notices to be given by either party to this Agreement to the
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other  party hereto shall be in writing, and shall be sent to the parties at the addresses  and  in  the  manner  set  forth  in  the  Management  Agreement.

     Ratification.  The  Management  Agreement, as amended by this Agreement, is
     ------------
hereby  ratified  and  confirmed.

     Understandings  and  Agreements.  This  Amendment,  together  with  the
     -------------------------------
Management  Agreement,  constitutes  all  of  the  understandings and agreements
     ----
between  the  parties  with  respect  to  the  management  of  the  Facilities.

     Headings.  The  headings  contained herein are for convenience of reference
     --------
only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

     Applicable  Law.  This  Agreement shall be construed and interpreted and be
     ---------------
governed  by  the  laws  of  the  State  of  Washington.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first above written.


     EMERITUS  MANAGEMENT
     --------------------

     EMERITUS  MANAGEMENT  LLC,
     a  Washington  limited  liability  company

     By:     Emeritus  Corporation,
          a  Washington  corporation


     By:     /s/  Raymond  R.  Brandstrom
                  -----------------------
          Name  Raymond  R.  Brandstrom
                -----------------------
          Title  Vice  President  of  Finance
                 ----------------------------


     EMERITUS  MANAGEMENT  I  LP
     ---------------------------

     EMERITUS  MANAGEMENT  I  LP,
     a  Washington  limited  partnership

     By:     EM  I,  LLC,  a  Washington  limited  liability  company

          By:     Emeritus  Corporation,  a
Washington  corporation

                    By:     /s/  Raymond  R.  Brandstrom
                                 -----------------------
                         Name  Raymond  R.  Brandstrom
                               -----------------------
                         Title  Vice  President  of  Finance
                                ----------------------------


                              EMERITUS
                              --------

                              EMERITUS  CORPORATION,  a  Washington
corporation

                              By:     /s/  Raymond  R.  Brandstrom
                                      ----------------------------
                                   Name  Raymond  R.  Brandstrom
                                         -----------------------
                                   Title  Vice  President  of  Finance
                                          ----------------------------


                              AL  INVESTORS
                              -------------

AL INVESTORS LLC, a Delaware limited liability company, for itself and as sole managing member on behalf of each of the Owners, or in the case where the Owner is a limited partnership, as sole managing member on behalf of the general partner thereof


     By:  /s/  Norman  L.  Brendan
          ------------------------
          Name  Norman  L.  Brendan
                -------------------
          Title  Manager
                 -------



The undersigned lenders in connection with the Senior Loan and the Junior Loan have executed this Agreement for the sole purpose of consenting to the foregoing Amendment.


     GMAC  Commercial  Mortgage  Corporation,     a  California  corporation

     By:     /s/  Lisa  M.  Lautner
             ----------------------
     Name  Lisa  M.  Lautner
           -----------------
     Title  Senior  Vice  President
            -----------------------


     Senior  Housing  Partners  I,  L.P.,
     a  Delaware  limited  partnership

     By:     /s/  Noah  R.  Levy
             -------------------
     Name  Noah  R.  Levy
           --------------
     Title  Vice  President
            ---------------

The undersigned has executed this Agreement for the sole purpose of acknowledging and consenting to the foregoing Amendment, ratifying the Emeritus Guaranty, and confirming and agreeing that foregoing Amendment does not alter, modify, amend or waive any terms contained in the Emeritus Guaranty.


     Emeritus  Corporation,
     a  Washington  corporation


     By:/s/  Raymond  R.  Brandstrom
        ----------------------------
          Name  Raymond  R.  Brandstrom
                -----------------------
          Title  Vice  President  of  Finance
                 ----------------------------